Exhibit 4.2

STOCKHOLDERS AGREEMENT

Stockholders Agreement (this “Agreement”), dated as of August 16, 2007, by and among TCS Holdings, Inc. (the “Company”), Green Equity Investors V, L.P., a Delaware limited partnership (“GEI”), Green Equity Investors Side V, L.P., a Delaware limited partnership (“GEI Side”), TCS Co-Invest, LLC, a Delaware limited liability company (“LLC”, and together with GEI, GEI Side and any transferee controlled directly or indirectly by Leonard Green & Partners, L.P. or any of its Affiliates, each, a “GEI Party” and together, the “GEI Parties”), the persons set forth on Schedule A attached hereto (the “Select Roll-Over Investors”), any employees of the Company and/or any subsidiary of the Company (each, an “Employee Holder” and together, the “Employee Holders”) who have purchased on the date hereof or have been or shall be granted options to acquire shares of the common stock of the Company, par value $0.01 per share (“Common Stock”) and shall become party hereto by the execution of this Agreement on the date hereof or after the date of this Agreement by execution of a joinder agreement in a form satisfactory to the Company (the Employee Holders together with the Select Roll-Over Investors being the “Roll-Over Investors”), and the entities set forth on Schedule B attached hereto (each, a “Mezzanine Investor” and together, the “Mezzanine Investors”) (the GEI Parties, the Roll-Over Investors, the Mezzanine Investors and any other person who holds Capital Stock and is a party hereto, being the “Holders”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of June 30, 2007 (the “Merger Agreement”), by and among the Company, TCS Merger Corp (“Purchaser”) and The Container Store, Inc. (“TCS”) and a Contribution and Subscription Agreement, dated as of August 16, 2007, by and among the Company and each of the Roll-Over Investors (the “Management Contribution and Subscription Agreement”), (i) Purchaser will merge (the “Merger”) with and into TCS (the “Surviving Corporation”) and (ii) immediately following the Merger, each Roll-Over Investor will contribute to the Company the Existing Roll-Over Shares (as defined in the Contribution and Subscription  Agreement) set forth next to such Roll-Over Investor’s name on Exhibit A to the Contribution and Subscription Agreement in exchange for, as applicable, shares of (A) Common Stock, (B) the Company’s 12% senior cumulative preferred stock (the “Senior Preferred Stock”) and (C) the Company’s 12% junior cumulative preferred stock (the “Junior Preferred Stock” and together with the Senior Preferred Stock, the “Preferred Stock”), in each case in the amounts set forth next to such Roll-Over Investor’s name on Exhibit A to the Contribution and Subscription Agreement (the Common Stock, Senior Preferred Stock and Junior Preferred Stock together being the “Capital Stock”).

In connection with the transactions contemplated by the Merger Agreement, the Company will issue (i) shares of Common Stock, (ii) shares of Senior Preferred Stock and (iii) shares of Junior Preferred Stock to the Mezzanine Investors in the amounts set forth next to such Mezzanine Investor’s name on Schedule B attached hereto, pursuant to a Securities Purchase Agreement, dated as of the date hereof,  by and among the Mezzanine Investors and the Company (the “Mezzanine Subscription Agreement”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

BOARD OF DIRECTORS AND GOVERNANCE RIGHTS

Section 1.1            Nomination Rights; Voting.

(a)           Subject to Section 1.8(b), the boards of directors of the Company and of the Surviving Corporation shall each consist of no more and no less than six directors.

(b)           So long as William Tindell III (“Mr. Tindell”), or any entity controlled by Mr. Tindell owns at least five (5) percent of the outstanding shares of Common Stock, Mr. Tindell will be entitled to nominate himself and two other persons to serve as directors of the Company and of the Surviving Corporation (the “Tindell Nominees”). The initial Tindell Nominees are Mr. Tindell, Sharon Tindell and Melissa Reiff.

(c)           Subject to Section 1.8(b), so long as the GEI Parties own, collectively, at least five (5) percent of the outstanding shares of Common Stock, GEI will be entitled to nominate two people and GEI Side will be entitled to nominate one person to serve as directors of the Company and of the Surviving Corporation (the “GEI Nominees”).  The initial GEI Nominees are Jon Sokoloff, Tim Flynn and Kris Galashan.

(d)           So long as any Mezzanine Investor owns any shares of Capital Stock and until the earlier of (i) the termination of this Agreement or (ii) at such time as GEI ceases to own greater than 50% of the outstanding shares of Common Stock, each Mezzanine Investor hereby grants to, and appoints GEI, such Mezzanine Investor’s proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to any and all matters for which a vote of the Holders is taken other than any matter which would materially and disproportionately adversely affect the rights or obligations of the Mezzanine Investors hereunder.  This proxy is coupled with an interest and shall be irrevocable, and each Mezzanine Investor will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

Section 1.2            Election of Nominees.  Each party hereto will use its respective reasonable best efforts to cause the Tindell Nominees and the GEI Nominees to be elected in any and all elections of directors of the Company and of the Surviving Corporation held during the term of this Agreement. Without limiting the generality of the foregoing, each party hereto will vote, consent or cause to be voted for the election of the Tindell Nominees and the GEI Nominees in all elections of directors of the Company and of the Surviving Corporation or written consents in lieu thereof held during the term of this Agreement, all securities that such party has the power to vote or consent (or in respect of which such party has the power to direct the vote or consent).  Notwithstanding any other provision of this Article I, all parties hereto shall use their reasonable best efforts to cause Mr. Tindell to be elected as chairman of the board of directors of both the Company and the Surviving Corporation immediately following the consummation of the transactions contemplated by the Merger Agreement.

Section 1.3            Vacancies.

(a)        Each of the Tindell Nominees will hold office as directors of the Company and of the Surviving Corporation for such term as is provided in the Company’s and the Surviving Corporation’s organizational documents and applicable law or until their death, resignation, incapacity or removal from such boards or until their successor has been duly elected and qualified in accordance with the provisions of this Agreement. If any of the Tindell Nominees ceases to serve as a director of the Company and/or the Surviving Corporation for any reason during his or her term (a “Terminating Nominee”), a nominee for the vacancy/vacancies resulting therefrom will be designated by Mr. Tindell.

(b)        Each of the GEI Nominees will hold office as directors of the Company and of the Surviving Corporation for such term as is provided in the Company’s and the Surviving Corporation’s organizational documents and applicable law or until their death, resignation, incapacity or removal from such boards or until their successor has been duly elected and qualified in accordance with the provisions of this Agreement. If any of the GEI Nominees becomes a Terminating Nominee, a nominee for the vacancy resulting therefrom will be designated by GEI.

Section 1.4            Compensation and Indemnification.  The board members shall not receive any compensation for their services, but shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.  The certificate of incorporation or by-laws of the Company and the Surviving Corporation shall at all times provide for indemnification and limitation on the liability of directors of the Company and the Surviving Corporation to the fullest extent permitted by law.  The Company and the Surviving Corporation shall obtain and at all times maintain directors’ and officers’ liability insurance coverage on commercially reasonable terms.

Section 1.5            Chairman and Chief Executive Officer.  The initial Chairman and Chief Executive Officer of the Company and the Surviving Corporation (“Initial CEO”) shall be Mr. Tindell, who shall continue as Chief Executive Officer of the Company and the Surviving Corporation for a period of five years from the consummation of the Merger, subject to the terms of his employment agreement.

Section 1.6            President.  The initial President of the Company and the Surviving Corporation (“Initial President”) shall be Melissa Reiff, who shall continue as President of the Company and the Surviving Corporation for a period of five years from the consummation of the Merger, subject to the terms of her employment agreement, and thereafter subject to renewal.

Section 1.7            Chief Merchandising Officer.  The initial Chief Merchandising Officer of the Company and the Surviving Corporation (“Initial CMO”) shall be Sharon Tindell, who shall continue as Chief Merchandising Officer of the Company and the Surviving Corporation for a period of five years from the consummation of the Merger, subject to the terms of her employment agreement, and thereafter subject to renewal.

Section 1.8            Management Authority.

(a)           Subject to Section 1.8(b), to the maximum extent permitted by law, each party hereto will take all steps necessary or desirable such that, from the date hereof until five years from the date hereof, sole responsibility and decision-making authority for both the overall strategic direction and day-to-day management and operation of the Company and the Surviving Corporation will be delegated by the board of directors of the Company, and the board of directors of the Surviving Corporation, to the Chief Executive Officer of the Company and the Surviving Corporation.

(b)           If the Surviving Corporation shall miss its annual EBITDA plan (such EBITDA to be calculated consistent with the calculation of EBITDA in the Descriptive Memorandum attached hereto as Schedule I, subject to customary addbacks for non-recurring, non-operating and unusual items), as approved by the board of directors of the Company immediately following the consummation of the Merger (or shortly thereafter), but which shall in any event be equal to or less than the EBITDA plan contained in the Descriptive Memorandum attached hereto as Schedule I, by 20% or more, GEI shall have the right to appoint an additional member to the board of directors of the Company and to the board of directors of the Surviving Corporation (and such boards of directors shall thereafter have customary rights and powers and Sections 1.1(a) and 1.1(c) shall thereafter be deemed to provide that the boards of directors of the Company and the Surviving Corporation shall consist of no more or no less than seven directors, four of which shall be appointed by GEI, and Sections 1.8(a) and 1.8(c) hereof shall no longer be of any force or effect).  The board of directors of the Company shall appropriately adjust its annual EBITDA plan from time to time to reflect any acquisitions or dispositions made by the Company after the date hereof.  The first measurement date for performance versus plan will be February 28, 2010 and shall measure the Company’s fiscal year ended February 28, 2010 and, for the avoidance of doubt, no other fiscal year ended between the date of this Agreement and the fiscal year ended February 28, 2010.

(c)           Subject to Section 1.8(b), Section 1.10 and Article VI, and notwithstanding the provisions of Section 1.8(a), each party hereto will take all steps necessary or desirable such that the organizational documents of both the Company and the Surviving Corporation will provide that, from the date hereof until five years from the date hereof, and except as otherwise required by applicable law, the following actions may only be taken by the Company and/or the Surviving Corporation with the approval of both a majority of the boards of directors of those corporations and a majority of the Tindell Nominees who are members of the boards of directors of those corporations:

(i)            the amendment, supplementation, modification, termination or waiver of any provision of the charter or bylaws of the Company or the Surviving Corporation;

(ii)           the authorization, creation or modification of any of the terms of the capital stock or the Surviving Corporation’s securities;

(iii)          the issuance of capital stock or the Surviving Corporation’s securities;

(iv)          the declaration or payment of any dividend or the making of any distribution;

(v)           the disposal of assets with a fair market value (as reasonably determined by the board of directors of the Company) greater than $2 million;

(vi)          the acquisition of securities and/or assets greater in value than $2 million;

(vii)         the entry into joint ventures involving contributions by the Company and/or Surviving Corporation in excess of $1 million;

(viii)        any sale of capital stock in a bona fide underwritten offering of capital stock pursuant to an effective registration statement under the Securities Act (other than with respect to a Demand IPO or a Demand Registration);

(ix)          the incurrence of indebtedness in excess of $2 million;

(x)           the dissolution, liquidation, bankruptcy or reorganization of the Company and/or the Surviving Corporation;

(xi)          the entry into contracts outside of the ordinary course of business in excess of $1 million annually or $3 million in aggregate payments;

(xii)         the entry into affiliate transactions;

(xiii)        material changes in the nature of the Company’s and Surviving Corporation’s business;

(xiv)        the annual approval of an operating and capital budget; and

(xv)         the approval of annual management compensation plans.

(d)           Should any of the Initial CEO, Initial President or Initial CMO (together, the “Initial Officers”) cease to serve in his or her respective capacity for any reason whatsoever during the five year period from the consummation of the Merger, the individual selected to replace the Initial CEO, Initial President or Initial CMO, as the case may be, shall be appointed only with the prior written approval of GEI and the remaining Initial Officers, such approval not to be unreasonably withheld.

Section 1.9            Regulatory Requirements.  Insofar as the Company or the Surviving Corporation are or become subject to requirements under law or the regulations of any self-regulatory organization relating to the composition of their boards of directors, their respective responsibilities or the qualifications of their respective members, GEI and Mr. Tindell shall cooperate in good faith to select their respective designees to those boards of directors so as to permit the Company and the Surviving Corporation to comply with all such applicable requirements.

Section 1.10          Initial Public Offering.

(a)           Notwithstanding anything in this Agreement to the contrary, at any time subsequent to the third anniversary of the date hereof, any GEI Party shall have the right, by delivery of a written notice to the Company, to demand that the Company engage in an initial public offering of its Common Stock (a “Demand IPO”).  Upon delivery of such notice, the Company, the GEI Parties, the Roll-Over Investors, the Mezzanine Investors, and any Permitted Transferees of any of the foregoing shall cooperate and use their respective best efforts to facilitate the consummation of the Demand IPO, including, but not limited to, taking, facilitating or observing the actions and obligations specified in Section 6.5 with appropriate modifications as to the identities of the parties and other matters. The management of the Surviving Corporation shall have the power to appoint investment banking and legal advisors to assist the Company with the actions required of it under this Section 1.10(a), such investment banking and legal advisors to be reasonably acceptable to the GEI Parties.

(b)           In connection with and in order to facilitate an initial public offering of the Company’s Common Stock (including pursuant to a Demand Registration or a Demand IPO), each Holder agrees to take all such action as is necessary, including the voting of all shares of Capital Stock owned by such Holder in order to effectuate (i) any amendments to the Company’s certificate of incorporation regarding the number of shares of the Company’s authorized capital stock, (ii) any proposal to effect a stock split of the Common Stock, and any amendments to the Company’s certificate of incorporation, to the extent reasonably requested by the Company or GEI in connection with such offering, (iii) any amendments to the Company’s certificate of incorporation and bylaws as are customary for a company which is to engage in an initial public offering of its common stock and which is reasonably requested by the managing underwriters or by GEI in order to expedite or facilitate the disposition of the Common Stock in connection with such offering, and (iv) the entering into of any contract, agreement or commitment reasonably necessary in order to effectuate any of the matters contemplated by this Section 1.10(b).

(c)           In connection with a Demand IPO, the Company and each Holder shall take all such action, including voting all shares of Capital Stock owned by such Person, as GEI or the managing underwriters deem necessary or desirable to recapitalize the Company; provided, that each Holder is treated equally (on a proportionate basis with respect to each class of Capital Stock), including, without limitation, (i) by the Company using any proceeds of any initial public offering to repurchase or redeem, and the Holders selling back to the Company, Junior Preferred Stock and Senior Preferred Stock (in each case on a pro rata basis from the Holders thereof) at a per share price equal to the current liquidation value thereof, or (ii) converting Senior Preferred Stock or Junior Preferred Stock into, or exchanging Senior Preferred Stock or Junior Preferred Stock for, Common Stock based upon the current liquidation value of such Senior Preferred Stock or Junior Preferred Stock (in each case on a pro rata basis).

ARTICLE II.

RESTRICTIONS ON TRANSFER

Section 2.1            General Restrictions on Transfer.  Each Holder agrees that, until the earlier of the occurrence of a Public Offering Event and 4 years from the date hereof, it will not, directly or indirectly, sell, hypothecate, give, convey, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (any such event, a “Transfer”) any shares of Capital Stock now owned or hereafter acquired by such party (or any interest therein) to any other Person, except as expressly permitted by this Agreement.

Section 2.2            Permitted Transfers.  Notwithstanding Section 2.1 of this Agreement,  (i) a GEI Party, (ii) a Select Roll-Over Investor, (iii) a Mezzanine Investor or (iv) an Employee Holder (with respect to this clause (iv) of Section 2.2, solely to the extent approved by the Chief Executive Officer or President in writing prior to such Transfer) may Transfer Capital Stock to any Permitted Transferee (as hereinafter defined) of such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder, provided that as a condition precedent to any such Transfer the intended Permitted Transferee expressly and in writing agrees to be bound by the terms of this Agreement.  A “Permitted Transferee” of a GEI Party, a Select Roll-Over Investor, Mezzanine Investor or Employee Holder means (i) any successor by death or divorce, (ii) any corporation or other entity (other than any corporation or other entity that is a competitor of the Company) at least fifty-one percent (51%) of the equity securities of which are owned, beneficially and of record, directly or indirectly, by (A) such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder and/or (B) any Family Member of such GEI Party, Select Roll-Over Investor or Mezzanine Investor and/or (C) any trust or custodianship described in clause (iv) of this Section 2.2, in respect of which such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder and/or Family Member and/or trust or custodianship has the sole right, directly or indirectly, to elect or appoint at least a majority of the members of the board of directors or Persons performing similar functions, (iii) any Family Member of such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder,

(iv) any trust or custodianship for the primary benefit of any one or more of such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder or the Family Members of such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder, (v) for any GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder which is a trust or custodianship, any one or more Family Members of such trust’s grantor who are beneficiaries of such trust or custodianship (or any other beneficiary of such trust or custodianship so long as such beneficiary has the power to execute an agreement to be bound by the terms of this Agreement), (vi) for any GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder which is a trust or custodianship, a successor trustee or custodian appointed in accordance with such Person’s organizational documents and (vii) the Company, in the event of any redemption by the Company of its Capital Stock from such GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder.  Additionally, Permitted Transferee of a Mezzanine Investor means: (i) between the date hereof and the six month anniversary of the date hereof, any Person to whom such Mezzanine Investor Transfers Capital Stock in connection with the syndication of the debt securities held by such Mezzanine Investor, so long as such Transfer has been approved in advance by the GEI Parties (which approval shall not be unreasonably withheld), (ii) any Affiliate of such Mezzanine Investor, or fund under common management with such Mezzanine Investor, so long as such Affiliate is not a competitor of any of the Company or the Surviving Corporation or (iii) any commercial bank, savings and loan institution or any other similar lending institution in favor of whom such Mezzanine Investor has made a bona fide pledge of its Capital Stock as security for any indebtedness to such lender, or the transferee in any sale upon foreclosure of any such pledge.  Any notice or/other document required to be delivered to a Permitted Transferee pursuant to this Agreement shall be deemed delivered for all purposes if delivered to the GEI Party, Select Roll-Over Investor, Mezzanine Investor or Employee Holder who Transferred Capital Stock to such Permitted Transferee.  For purposes of this Agreement, a “Family Member” of any GEI Party, Select Roll-Over Investor,  Mezzanine Investor or Employee Holder who is an individual shall include any member of the class consisting of that individual’s spouse, descendents (including adopted children and their descendents), parent (including adoptive parent), sibling (by whole or half blood or by adoption), or the spouse of any such descendent, parent or sibling.

Section 2.3            Permitted Employee Transfers.

(a)           Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of this Section 2.3, at any time during the term of this Agreement an Employee Holder (solely for purposes of this Section 2.3, each a “Permitted Employee”) may Transfer any shares of Capital Stock now owned or hereafter acquired by such Permitted Employee (or any interest therein) to any other Person, provided that:

(i)            as a condition precedent to any such Transfer, the Person(s) who is the transferee of such Capital Stock pursuant to such Transfer expressly and in writing agrees to be bound by the terms of this Agreement as if such Person were an Employee Holder; and

(ii)           as a condition precedent to any such Transfer, the Chief Executive Officer or President of the Company and/or the Surviving Corporation shall have reasonably determined the Permitted Employee wishing to Transfer shares of Capital Stock pursuant to Section 2.3(a) of this Agreement faces circumstances of financial or other distress.

(b)           During the term of this Agreement, Permitted Employees shall not be permitted to Transfer shares of Capital Stock pursuant to Section 2.3(a) of this Agreement totaling, in the aggregate, more than 0.5% of the total outstanding Common Stock, 0.5% of the total outstanding Junior Preferred Stock, and 0.5 % of the total outstanding Senior Preferred Stock, in each case as of the date of this Agreement.

(c)           (1) Should a Permitted Employee seek to Transfer any shares of Capital Stock pursuant to Section 2.3(a) of this Agreement, such Permitted Employee shall first reduce to writing the terms pursuant to which it desires to Transfer such Capital Stock and provide such terms to the GEI Parties, the Select Roll-Over Investors and the Mezzanine Investors (solely for purposes of this Section 2.3, the “Employee Transfer Offerees”).  Each Employee Transfer Offeree that desires to purchase any Transfer Stock shall provide the Permitted Employee with an irrevocable written notice specifying the number of shares of the Capital Stock which such Employee Transfer Offeree is requesting to purchase pursuant to such offer (including the number of shares of Capital Stock in excess of such Employee Transfer Offeree’s Pro Rata Amount of such Capital Stock (“the “Employee Excess Shares”)), which shall be binding on said Employee Transfer Offeree for the number of shares of Capital Stock in such notice of acceptance, within thirty (30) Business Days after the date of the notice provided to such Employee Transfer Offeree  by such Permitted Employee, and shall simultaneously provide a copy to the Company.

(2)  The allocation of the Capital Stock to the Employee Transfer Offerees pursuant to such an offer shall be made as follows:

(i)             Each Employee Transfer Offeree is entitled to purchase its Pro Rata Amount of such shares of Capital Stock;

(ii)            if every Employee Transfer Offeree requests to purchase a number of such shares of Capital Stock equal to or greater than such Employee Transfer Offeree’s Pro Rata Amount, then each Employee Transfer Offeree shall be entitled to only receive such Employee Transfer Offeree’s Pro Rata Amount; and

(iii)           If such offer is undersubscribed and any Employee Transfer Offeree requests to purchase a number of such shares of Capital Stock equal to or less than its Pro Rata Amount, each Employee Transfer Offeree shall (x) first, be entitled to receive the number of shares of Capital Stock requested for purchase by such Employee Transfer Offeree or, if less, the number of shares of Capital Stock equal to such Employee Transfer Offeree’s Pro Rata Amount, and (Y) second, with respect to any Employee Transfer Offeree requesting Employee Excess Shares, receive that number of additional shares of such Capital Stock equal to the lesser of (A) the number of Employee Excess Shares such Employee Transfer Offeree requested and (B) such Employee Transfer Offeree’s allocable portion of all Employee Excess Shares based on the respective number of shares of Capital Stock held at the time of the offer by each Employee Transfer Offeree who requested Employee Excess Shares.

(3)  If the Employee Transfer Offerees indicate that they do not wish to purchase any or all of such Capital Stock, the Permitted Employee shall have the right, for a 120-day period following delivery of such notice of intention by the Employee Transfer Offerees not to purchase such Capital Stock, to Transfer such shares of Capital Stock to any Person (subject to Section 2.3(a)(i)) on the terms on which such Capital Stock was offered to the Employee Transfer Offerees without further notice to the Employee Transfer Offerees, but after such 120-day period no such Transfer may be made without again giving notice to the Employee Transfer Offerees and the Employee Transfer Offerees’ right to purchase such Capital Stock pursuant to this Section 2.3(c) again becoming applicable.

Section 2.4            Right of First Offer.

(a)           (1)  Subsequent to four years from the date hereof, if a GEI Party, Roll-Over Investor or Mezzanine Investor (each, solely for purposes of this Section 2.4, a “Right of First Offer Stockholder”) desires to Transfer any or all of its shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable (solely for purposes of this Section 2.4, the “Transfer Stock”) to any Person not a party to this Agreement (other than Transfers pursuant to Section 5.4(f) or Transfers to Permitted Transferees made in compliance with Section 2.2), such Right of First Offer Stockholder shall reduce to writing (the “Transfer Notice”) the terms pursuant to which it desires to Transfer such Transfer Stock (a “Transfer Offer”).  Such Transfer Notice shall identify the Transfer Stock and the cash purchase price for the Transfer Stock.  Such Right of First Offer Stockholder shall provide the Transfer Notice to the Company, and the Company shall promptly, but in no event later than five (5) Business Days following receipt of the Transfer Notice from the Right of First Offer Stockholder, provide written notice (dated the day it is given) of such Transfer Offer to the GEI Parties, the Select Roll-Over Investors and the Mezzanine Investors (other than such Right of First Offer Stockholder, if applicable) (the “Transfer Offerees”).  The Transfer Notice shall constitute an irrevocable offer by the Right of First Offer Stockholder (“First Offer”) to sell the Transfer Stock to the Transfer Offerees at a price equal to the price contained in the Transfer Notice.  The Transfer Offerees shall have the irrevocable right and option (the “Right of First Offer”) to accept the First Offer as to any or all shares of the Transfer Stock pursuant to the Transfer Offer.  Each Transfer Offeree that desires to purchase any Transfer Stock shall provide the Right of First Offer Stockholder with an irrevocable written notice specifying the number of shares of the Transfer Stock which such Transfer Offeree is requesting to purchase pursuant to such Transfer Offer (including the number of shares of Transfer Stock in excess of such Transfer Offeree’s Pro Rata Amount of the Transfer Stock (“the “Excess Shares”)), which shall be binding on said Transfer Offeree for the number of shares of Transfer Stock in such notice of acceptance, within thirty (30) Business Days after the date of the Transfer Notice (the “Notice Period”), and shall simultaneously provide a copy to the Company.  The Company shall promptly distribute such notice of acceptance to all Transfer Offerees.

(2)  The allocation of Transfer Stock to Transfer Offerees pursuant to a Transfer Offer shall be made as follows:

(i)             Each Transfer Offeree is entitled to purchase its Pro Rata Amount of shares of the Transfer Stock;

(ii)            if every Transfer Offeree requests to purchase a number of shares of Transfer Stock equal to or greater than such Transfer Offeree’s Pro Rata Amount, then each Transfer Offeree shall be entitled to only receive such Transfer Offeree’s Pro Rata Amount; and

(iii)           If such Transfer Offer is undersubscribed and any Transfer Offeree requests to purchase a number of shares of Transfer Stock equal to or less than its Pro Rata Amount, each Transfer Offeree shall (x) first, be entitled to receive the number of shares of Transfer Stock requested for purchase by such Transfer Offeree or, if less, the number of shares of Transfer Stock equal to such Transfer Offeree’s Pro Rata Amount, and (y) second, with respect to any Transfer Offeree requesting Excess Shares, receive that number of additional shares of Transfer Stock equal to the lesser of (A) the number of Excess Shares such Transfer Offeree requested and (B) such Transfer Offeree’s allocable portion of all Excess Shares based on the respective number of shares of Capital Stock held at the time of the Transfer Offer by each Transfer Offeree who requested Excess Shares.

(b)           The closing of the purchases of the Transfer Stock by the Transfer Offerees that have exercised the options granted pursuant to this Section 2.4 shall take place at the principal office of the Company on the date specified in the Transfer Offer (which date shall not be less than thirty (30) business days following the date of the Transfer Notice).  The purchase price for the purchase of Transfer Stock shall be paid in cash (by wire transfer of immediately available funds to an account specified in writing by the recipients thereof at least three (3) business days prior to the date of such closing) or by certified or official bank check, against delivery of certificates representing the Transfer Stock so purchased, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank.

(c)           Prior to any Transfer of Capital Stock by a Right of First Offer Shareholder pursuant to this Section 2.4, the Right of First Offer Shareholder shall, after complying with the provisions of this Section 2.4, comply with the provisions of Section 5.4 hereof, if applicable.

(d)           If the provisions of this Section 2.4 have been complied with in all respects, the Right of First Offer Stockholder shall have the right for a 120-day period following delivery of the Transfer Notice to Transfer the shares of Transfer Stock to the third party on the terms set forth in the Transfer Notice (or on other terms no more favorable to the Right of First Offer Shareholder) without further notice to the Transfer Offerees, but after such 120-day period no such Transfer may be made without again giving notice to Transfer Offerees of the proposed Transfer and complying with the requirements of this Section 2.4.

(e)           The provisions of this Section 2.4 shall expire upon the occurrence of a Public Offering Event.

Section 2.5            Compliance with Securities Laws.  No Holder shall Transfer any Capital Stock, and the Company shall not transfer on its books any shares of Capital Stock, unless:

(a)        such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), and is in compliance with any applicable state securities or blue sky laws, or such Holder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company (it being acknowledged that each of Cravath, Swaine & Moore LLP,  Latham & Watkins LLP and O’Melveny & Myers LLP shall be deemed to be reasonably satisfactory to the Company), to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and any applicable state securities or blue sky laws; and

(b)        the certificates, if any, representing such Capital Stock issued to the transferee shall bear the following legend (or one to substantially similar effect):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).  THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE TRANSFER OF THE SECURITIES SUBJECT TO SUCH AGREEMENT.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT APPLICABLE TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

Section 2.6            Improper Transfer.  Any attempt to Transfer or otherwise encumber any Capital Stock in violation of this Agreement shall be null and void and neither the Company nor any registrar or transfer agent of such Capital Stock shall give any effect to such attempted Transfer or encumbrance in its stock records.

Section 2.7            Involuntary Transfer.  In the case of any Transfer of title or beneficial ownership of Capital Stock upon default, foreclosure, forfeit, court order or otherwise than by a voluntary decision on the part of a Holder (an “Involuntary Transfer”), such Holder (or such Holder’s legal representatives) shall promptly (but in no event later than five (5) days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Capital Stock has been

Transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.  Nothing in this Section 2.7 shall be deemed to vest any Person who becomes a holder of Capital Stock pursuant to an Involuntary Transfer with any rights under this Agreement.

Section 2.8            Certain Definitions.  For purposes of this Agreement:

(a)        An “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with the first Person.

(b)        The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, a natural person cannot be “controlled by” another Person, and no Roll-Over Investor, Mezzanine Investor or Employee Holder shall be deemed an Affiliate of GEI or LLC.

(c)         “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(d)        “Pro Rata Amount” means, (i) in all provisions of this Agreement other than Section 2.4 and Article III, with respect to GEI, the Mezzanine Investors or the Roll-Over Investors, as the case may be, the quotient obtained by dividing (A) the number of shares of Capital Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as the case may be, such number of shares of Capital Stock for any of GEI, the Mezzanine Investors or the Roll-Over Investors to be equal to the sum obtained by adding (I) the number of shares of Common Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as applicable, (II) the number of shares of Junior Preferred Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as applicable, multiplied by ten and (III) the  number of shares of Senior Preferred Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as applicable, multiplied by ten, by (B) the aggregate number of shares of Capital Stock held by GEI, the Mezzanine Investors and the Roll-Over Investors, as determined in accordance with clause (A) above and (ii) solely for purposes of Section 2.4 and Article III, with respect to GEI, the Mezzanine Investors or the Select Roll-Over Investors, as the case may be, the quotient obtained by dividing (A) the number of shares of Capital Stock held by GEI, the Mezzanine Investors or the Select Roll-Over Investors, as the case may be, such number of shares of Capital Stock for any of GEI, the Mezzanine Investors or the Roll-Over Investors to be equal to the sum obtained by adding (I) the number of shares of Common Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as applicable, (II) the number of shares of Junior Preferred Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as applicable, multiplied by ten and (III) the  number of shares of Senior Preferred Stock held by GEI, the Mezzanine Investors or the Roll-Over Investors, as applicable, multiplied by ten, by (B) the aggregate number of shares of Capital Stock held by GEI, the Mezzanine Investors and the Select Roll-Over Investors as determined in accordance with clause (A) above.

ARTICLE III.

CALL OPTION

Section 3.1            Call Event.  For purposes of this Agreement, a “Call Event” shall be deemed to occur with respect to an Employee Holder or a Select Roll-Over Investor upon the termination of such Employee Holder’s or such Select Roll-Over Investor’s employment with the Company or any of its subsidiaries for any reason; provided, however that in the event of a Call Event arising upon the termination of a Select Roll-Over Investor’s employment with the Company or any of its subsidiaries, such terminated Select Roll-Over Investor shall not have a Call Option (as defined below) with respect to the shares of Capital Stock owned by such Select Roll-Over Investor and such shares of Capital Stock shall be disregarded for purposes of determining the Pro Rata Amount.  The Company shall give prompt written notice of any such Call Event to GEI, the Mezzanine Investors and the Select Roll-Over Investors.

Section 3.2            Call Right.

(a)        Upon the occurrence prior to a Public Offering Event of a Call Event with respect to an Employee Holder or a Select Roll-Over Investor, GEI, the Mezzanine Investors and the Select Roll-Over Investors (subject to the proviso in the first sentence of Section 3.1, on a Pro Rata Amount basis) shall have an option to purchase from (i) such Employee Holder all or a portion of the shares of Capital Stock owned by such Employee Holder and (ii) such Select Roll-Over Investor all or a portion of 73% of the shares of Capital Stock owned by such Select Roll-Over Investor on the date hereof (pro rata among the shares of Common Stock and Preferred Stock owned by such Select Roll-Over Investor), or, in each case, their Permitted Transferees, transferees pursuant to Section 2.3 of this Agreement or affiliates, in the following circumstances:

(i)            in the event of the termination of an Employee Holder’s employment with the Company or any of its subsidiaries for Cause (the “Employee Holder Cause Call Option”); and

(ii)           in the event of the termination of (A) a Select Roll-Over Investor’s employment with the Company or any of its subsidiaries for any reason or (B) an Employee Holder’s employment with the Company or any of its subsidiaries for any reason not described in clause (a) above, including, without limitation, termination by the Employee Holder without Good Reason or termination by the Company or a subsidiary without Cause or by the Employee Holder for Good Reason or the death, retirement or permanent disability of such Employee Holder (the “Ordinary Call Option” and, together with the Employee Holder Cause Call Option, the “Call Options”).

(iii)          The Ordinary Call Option will, as to each Employee Holder, (i) expire upon the first anniversary of the date hereof as to 20% of the shares of each series of Capital Stock owned by such Employee Holder on the date hereof (and as to any shares of Capital Stock acquired after the date hereof, the periods identified in this Section 3.2(c) shall be applied from the date of acquisition of such shares of Capital Stock), and (ii) expire as to an additional 20% of such shares of each series of Capital Stock on each subsequent anniversary through the fifth anniversary of the date hereof (or in the case of a later acquisition, on each subsequent anniversary of the date of such acquisition).  Any Employee Holder Cause Call Option will not expire and the aggregate number of shares of each series of Capital Stock subject to such Employee Holder Cause Call Option shall equal all shares of each series of Capital Stock owned by the Employee Holder.

(iv)          The Ordinary Call Option will, as to each Select Roll-Over Investor, (i) expire upon the first anniversary of the date hereof as to 20% of the shares of each series of Capital Stock subject to the Ordinary Call Option and owned by such Select Roll-Over Investor on the date hereof (and as to any shares of Capital Stock acquired after the date hereof, the periods identified in this Section 3.2(c) shall be applied from the date of acquisition of such shares of Capital Stock), and (ii) expire as to an additional 20% of such shares of each series of Capital Stock on each subsequent anniversary through the fifth anniversary of the date hereof (or in the case of a later acquisition, on each subsequent anniversary of the date of such acquisition).

(b)        The consideration to be paid per share of Common Stock shall be equal to (a) in the case of an Employee Holder Cause Call Option or a resignation by an Employee Holder without Good Reason (as defined in Section 3.6), the lower of (i) the Cost (as defined in Section 3.7) per share of the Common Stock and (ii) the Fair Market Value per share of the Common Stock determined in accordance with Section 3.7 and (b) in the case of an Ordinary Call Option, the Fair Market Value per share of the Common Stock determined in accordance with Section 3.7.  The cash purchase price to be paid per share of Preferred Stock will be equal to the applicable liquidation preference on a per share basis.  If any of GEI, the Mezzanine Investors or the Select Roll-Over Investors purchase less than their entire Pro Rata Amount of the number of shares of Capital Stock subject to such Call Notice (as defined below), then such unpurchased portion of their entire Pro Rata Amount of the number of shares of Capital Stock subject to such Call Notice may be purchased by the other parties having a Call Option in proportion to their respective Pro Rata Amounts, with any remaining unpurchased shares of Capital Stock subject to such Call Notice able to be purchased by any party having a Call Option.  If GEI, the Mezzanine Investors or the Select Roll-Over Investors, as applicable, desire to and have the right to exercise the Call Option, GEI, the Mezzanine Investors or the Select Roll-Over Investors, as applicable, shall, prior to the expiration of the Call Period (as defined below), deliver a notice (a “Call Notice”) to (x) the Select Roll-Over Investor or Employee Holder, as applicable, and (y) the Company, which Call Notice shall specify the number of shares of Capital Stock to be acquired.  “Call Period” means (x) with respect to any shares of Capital Stock that have not been held for at least six months at the time of the Call Event (“Immature Shares”), nine months from the date of the Call Event, (y) with respect to any shares acquired pursuant to the exercise of options to purchase Capital Stock acquired after the Call Event, nine months from the date of exercise of the last option to have been so exercised and (z) in any other case, 90 days from the occurrence of the Call Event; provided, that if the Company fails to give a notice specified in Section 3.1, and the Call Period would otherwise expire less than 30 days following the date on which GEI and the Mezzanine Investors and the Select Roll-Over Investors have actual knowledge of the occurrence of the relevant Call

Event, then the Call Period shall be extended until the 30th day following the first day on which GEI, the Mezzanine Investors and the Select Roll-Over Investors have actual knowledge of the occurrence of such Call Event; provided, further, that in no event shall GEI, the Mezzanine Investors, the Select Roll-Over Investors or the Company purchase any shares of Capital Stock on or prior to the expiration of six months following the date such shares were first acquired by the Employee Holder or Select Roll-Over Investor, as applicable, and, if the Call Period would otherwise expire less than 30 days after the expiration of such six-month period, then the Call Period shall be extended until the 60th day following the expiration of such six-month period.  For the avoidance of doubt, GEI, the Mezzanine Investors and the Select Roll-Over Investors shall be entitled to deliver multiple Call Notices from time to time prior to the expiration of the relevant Call Periods described in this Section 3.2.

Section 3.3            Company Call Right.  In the event that GEI, the Mezzanine Investors or the Select Roll-Over Investors, as applicable, do not deliver a Call Notice before the end of the Call Period or any Call Notice so delivered does not relate to the purchase of all of the shares of Capital Stock subject to the Call Option, then the Company shall have the right to exercise the Call Option and deliver a Call Notice to (a) the Employee Holder or Select Roll-Over Investor, as applicable, and (b) GEI, the Mezzanine Investors and the Select Roll-Over Investors within ten (10) days after the first to occur of (i) expiration of the Call Period and (ii) receipt of a Call Notice from GEI, the Mezzanine Investors or the Select Roll-Over Investors, which relates to the purchase of less than all of the Capital Stock subject to the Call Option, which Call Notice shall specify the number of remaining shares of Capital Stock to be acquired by the Company.

Section 3.4            Obligation to Purchase and Sell; Closing.  If GEI, any Mezzanine Investor, any Select Roll-Over Investor or the Company delivers a Call Notice pursuant to the terms of this Article III, then it shall be obligated to purchase, and the relevant Employee Holder or Select Roll-Over Investor, as applicable, shall be obligated to sell, the Capital Stock described in such Call Notice at the price per share of Capital Stock determined in accordance with this Article III.  The closing of all purchases and sales of Capital Stock pursuant to this Article III shall be held at 10:30 a.m., local time, at the principal executive office of the Company in Coppell, Texas, on the later of (x) the fifth day after final determination of the Fair Market Value of the shares of Capital Stock in accordance with Section 3.7 and (y) the sixtieth day following the earlier of (i) expiration of the Call Period and (ii) delivery by GEI, the Mezzanine Investors or the Select Roll-Over Investors, as the case may be, of a Call Notice (or at such other time and place as the parties to such purchase and sale may mutually agree).  If the aforesaid closing date falls on a day which is not a business day, then the closing shall be held on the next succeeding business day.

Section 3.5            Delay in Exercise of Call Rights.  In the event a purchase of Capital Stock pursuant to this Article III by GEI, the Mezzanine Investors, the Select Roll-Over Investors or the Company shall be prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of GEI, the Mezzanine Investors, the Select Roll-Over Investors and the Company pursuant to this Article III shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused.  The Company shall use commercially reasonable efforts to seek waivers of any such default.

Section 3.6            Cause; Good Reason.  With respect to a particular Employee Holder, (i) “Cause” shall have the meaning provided in such Employee Holder’s then-current employment agreement with the Company or a subsidiary of the Company, as applicable and, if such Employee Holder does not have a current employment agreement or if “Cause” is not defined therein, “Cause” shall mean (A) willful failure by the Employee Holder to perform his or her duties, (B) conviction of such Employee Holder of, or plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude, (C) gross or intentional misconduct by such Employee Holder or in connection with the performance of any material portion of his or her duties for the Company or any of its subsidiaries or (D) material violation of any rule or policy of the Company or its subsidiaries as determined reasonably and in good faith by the Company, and (ii)”Good Reason” shall have the meaning provided in such Employee Holder’s then-current employment agreement with the Company or a subsidiary of the Company, as applicable, or, if such Employee Holder does not have a current employment agreement or if “Good Reason” is not defined therein, then “Good Reason” shall mean (A) any material adverse change by the Company in such Employee Holder’s job title, duties, responsibility or authority, (B) failure by the Company to pay any material amount of base salary or bonus when due to such Employee Holder, (C) the termination or denial of such Employee Holder’s right to participate in employment-related benefits that are offered to similarly-situated employees, (D) such Employee Holder is required to have his/her principal location of work changed to any location that is in excess of 50 miles from such Employee Holder’s principal location of work as of the date hereof or (E) a reduction by the Company in such Employee Holder’s base salary, except for across the board reductions similarly affecting (i.e. by the same or lesser percentage) all other similarly compensated employees; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless the Employee Holder notifies the Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if (1) the Company fails to cure such event within 90 days after the Company’s receipt of such written notice, or such shorter period as may be designated in writing by the Company, and (2) such Employee Holder actually resigns within 30 days following the expiration of such 90-day (or shorter) period.  In the event that there is a dispute between an Employee Holder and the Company as to whether “Cause” for termination exists or whether a resignation was for “Good Reason”, (x) such dispute shall be resolved by arbitration in accordance with the terms of such Employee Holder’s employment agreement or, if such Employee Holder does not have a current employment agreement (or such agreement does not contain an arbitration provision) by any other means necessary and (y) the payments or deliveries, if any, to be made by GEI, the Select Roll-Over Investors, the Mezzanine Investors or the Company in connection with this Article II shall be delayed until the final resolution of such dispute in such arbitration.

Section 3.7            Fair Market Value; Cost.  For purposes of this Article III, the “Fair Market Value” of each share of Capital Stock shall mean the fair market value of such share as of the time of the Call Event, as determined by the Board of Directors of the Company in the exercise of its reasonable discretion; provided, however, that such determination shall not discount the value of such shares either because (i) they are subject to the restrictions set forth in this Agreement, (ii) they are illiquid or (iii) they constitute only a minority interest in the Company.  The Company shall deliver a notice setting forth the determination of the Board of Directors as to Fair Market Value per share of Capital Stock to GEI, the Mezzanine Investors, the Select Roll-

Over Investors, and the Employee Holder or Select Roll-Over Investor, as applicable, no later than the fifth day prior to the end of the Call Period.  Upon delivery of notice of such Fair Market Value, the Employee Holder or Select Roll-Over Investor shall have ten (10) days in which to notify the Company, GEI, the Mezzanine Investors and the Select Roll-Over Investors in writing of any disagreement, which notice shall state in reasonable detail the reasons for such disagreement.  During such ten (10) day period, the Company shall provide the Employee Holder or Select Roll-Over Investor with such financial data and information as such Employee Holder or Select Roll-Over Investor shall reasonably request in order to evaluate the determination by the Board of Directors as to the Fair Market Value per share of Capital Stock; provided, however, that any such Employee Holder or Select Roll-Over Investor shall agree to hold in confidence and trust all information so provided; and, provided, further, that the Company may withhold any such financial data and information as may be reasonably necessary (in the Company’s sole discretion) to preserve the attorney-client privilege between the Company and its counsel or to protect confidential proprietary information in respect of which such Employee Holder or Select Roll-Over Investor is not otherwise aware.  If no written notice of disagreement is given by the Employee Holder or Select Roll-Over Investor, the Fair Market Value as determined by the Board of Directors of the Company shall be conclusive and binding on (x) such Employee Holder or Select Roll-Over Investor and (y) GEI, the Mezzanine Investors, the Select Roll-Over Investors and the Company.  If written notice is given by the Employee Holder or Select Roll-Over Investor of a disagreement, the Company and such Employee Holder or Select Roll-Over Investor shall engage an investment banking firm or independent appraiser mutually acceptable to the Company and such Employee Holder or Select Roll-Over Investor to determine the Fair Market Value of the Capital Stock (which may be higher than, lower than or equal to the Fair Market Value of the Capital Stock as determined by the Board of Directors of the Company).  The determination of such firm or appraiser shall be final and binding upon (i) the Employee Holder or Select Roll-Over Investor and (ii) GEI, the Mezzanine Investors, the Select Roll-Over Investors and the Company, and shall not be subject to appeal or arbitration.  The costs and expenses incurred in connection with the determination made by the investment banking firm or independent appraiser shall be borne by (i) the Company, in the event the Fair Market Value determined by the investment banking firm or independent appraiser is greater than the Fair Market Value determined by the Board of Directors and (ii) the Employee Holder or Select Roll-Over Investor in the event the Fair Market Value determined by the investment banking firm or independent appraiser is less than or equal to the Fair Market Value determined by the Board of Directors.  In the case of the application of clause (ii) of the preceding sentence, the purchaser(s) of shares of Capital Stock pursuant to Section 3.2 and/or Section 3.3 shall be entitled to deduct and withhold (or, in the event the purchaser is not the Company, deduct and remit to the Company) the portion of such costs to be borne by the Employee Holder or Select Roll-Over Investor (such costs to be allocated equally among all shares to be purchased from such Employee Holder or Select Roll-Over Investor). For purposes of this Article III, the “Cost” of each share of Common Stock shall mean $100 per share (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like).

(b)        Notwithstanding anything in Section 3.7(a) to the contrary, in the event of delivery of a Tag-Along Notice or a Drag-Along Notice prior to the expiration of the Call Period, the Fair Market Value of the Capital Stock shall be deemed to equal (x) in the event such notice relates to a Transfer of Capital Stock for cash, the cash price per share specified in such notice or

(y) in the event such notice relates to a Transfer of Capital Stock for consideration consisting of consideration other than cash, the Fair Market Value shall be determined as follows:

(i)            if the notice specifies consideration consisting of Marketable Securities, then such consideration shall be valued based upon the closing price for such Marketable Securities on the primary market therefor on the day prior to the date of the notice; and

(ii)           if the notice specifies consideration consisting of assets other than Marketable Securities, including illiquid securities, then the value of such consideration shall be determined by mutual agreement of the relevant Employee Holder or Select Roll-Over Investor and the Company; provided, that if they cannot agree to such valuation within 10 business days of the date of the notice, then they shall engage a mutually acceptable investment banking firm or independent appraiser to determine the fair market value of the consideration as contemplated by Section 3.7(a).

ARTICLE IV.

ACTIONS AT CLOSING; OTHER SECURITIES

Section 4.1            Actions at Closing.  At any closing held pursuant to Article III hereof:

(a)        the purchase price for the purchase of Capital Stock shall be paid in cash (by wire transfer of immediately available funds to an account specified in writing by the recipients thereof at least three (3) business days prior to the date of such closing) or by certified or official bank check;

(b)        the Employee Holder or Select Roll-Over Investor holding the Capital Stock being sold shall deliver all certificates, if any, which represent the shares of Capital Stock to be sold at such closing, duly endorsed for transfer with signatures guaranteed, to the purchasers thereof and shall authorize the Company (or the Company’s transfer agent, if any) to record in the Company’s books and records the transfer to such purchasers of the shares of Capital Stock to be sold, including any shares of Capital Stock not evidenced by certificates; and

(c)         the Employee Holders or Select Roll-Over Investors holding the Capital Stock shall take all actions the purchasers shall request as necessary to vest in the applicable purchasers all shares of Capital Stock being sold, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

Section 4.2            Other Securities.  In the event any capital stock of the Company or any other Person shall be distributed on, with respect to, or in exchange for shares of Capital Stock as a stock dividend, stock split, spin-off, reclassification or recapitalization, or in connection with any merger or reorganization, the restrictions, rights and options set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Capital Stock on, or with respect to, such other capital stock was distributed.

ARTICLE V.

EXIT EVENT AND TAG ALONG RIGHTS

Section 5.1            Sale Option.  Notwithstanding any other provision of this Agreement, at any time subsequent to the fifth anniversary of the date hereof, GEI shall have the option to compel the Company to initiate and consummate a sale of all or substantially all of the Company and the Surviving Corporation pursuant to an auction process, by the delivery to the Board of Directors of the Company of a written notice to that effect (a “Sale Notice”).  The sale of the Company and the Surviving Corporation may take the form of a stock sale, asset sale, merger or any other form whatsoever, to be determined by GEI in its sole discretion.  For the avoidance of doubt, in any sale pursuant to this Section 5.1, each Holder shall receive the same consideration per share of Capital Stock as each other Holder and the terms and conditions of such sale shall be the same for each Holder.

Section 5.2            Advisors.  Upon receipt of a Sale Notice the management of the Surviving Corporation shall have the power to appoint investment banking and legal advisors to assist the Company with the sale of the Surviving Corporation, such investment banking and legal advisors to be reasonably acceptable to GEI.

Section 5.3            Reasonable Best Efforts and Consents.  Upon receipt of a Sale Notice all Holders shall make reasonable best efforts to assist with the sale of the Company and the Surviving Corporation.  The Mezzanine Investors, the Roll-Over Investors and the Employee Holders shall take all actions, including, without limitation, agreeing to tender their Capital Stock in a tender offer or agreeing to sell their Capital Stock in a stock purchase, as may be necessary to effect such a transaction.  Should the sale of the Surviving Corporation require the consent of the Board of Directors of the Company, or the consent of the Holders, each of the Holders and the Tindell Nominees shall take all steps necessary to provide such consents.

Section 5.4            Tag-Along Rights.

(a)           Right to Participate in Sale.  Should any Holder Transfer, subsequent to 4 years from the date hereof, Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, in an amount greater than five (5) percent of the total amount of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, outstanding on the date thereof, other than Transfers to Permitted Transferees (a “Tag-Along Sale”, and such Holder, the “Transferor”), the Transferor shall afford each other Holder the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 5.4.  Each Holder shall have a proportionate right, but not the obligation, to participate in such Tag-Along Sale.  The number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, (the “Tag-Along Allotment”) that each Holder will be entitled to include in such Tag-Along Sale shall be determined by multiplying (a) the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, held by such Holder as of the close of business on the day immediately prior to the Tag-Along Notice Date by (b) a fraction (the “Tag-Along Fraction”), the numerator of which shall equal the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, proposed by the Transferor to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, that are beneficially owned by the Transferor as of the close of business on the day immediately prior to the Tag-Along Notice Date.

(b)           Sale Notice.  The Transferor shall provide each Holder with written notice (the “Tag-Along Sale Notice”) not more than sixty (60) nor less than twenty (20) days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”).  Each Tag-Along Sale Notice shall set forth:  (i) the number of shares proposed to be transferred or sold by the Transferor; (ii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed purchaser; (iii) the aggregate number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, held of record by the Transferor as of the close of business on the day immediately preceding the date of the Tag-Along Notice (the “Tag-Along Notice Date”); (iv) such Holders’ Tag-Along Allotment assuming such Holder elected to sell the maximum number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, as possible; (v) confirmation that the proposed purchaser or transferee has been informed of the “Tag-Along Rights” provided for in this Section 5.4 and has agreed to purchase the Common Stock in accordance with the terms hereof; and (vi) the Tag-Along Sale Date.

(c)           Tag-Along Notice.

(i)  If a Holder wishes to participate in the Tag-Along Sale, such Holder shall provide written notice (the “Tag-Along Notice”) to the Transferor within fourteen (14) days following the receipt of the Tag-Along Sale Notice.  The Tag-Along Notice shall set forth the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock that such Holder elects to include in the Tag-Along Sale, which shall not exceed such Holder’s Tag-Along Allotment.  During such fourteen (14) day period, the Company shall provide the Holders, as applicable, with such financial data and information as the Holders, as applicable, shall reasonably request; provided, however, that any such Holder, as applicable, shall agree to hold in confidence and trust all information so provided; and, provided, further, that the Company may withhold any such financial data and information as may be reasonably necessary (in the Company’s sole discretion) to preserve the attorney-client privilege between the Company and its counsel or to protect confidential proprietary information.  The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock owned of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by such Holder, if any, which such Holder desires also to include in the Tag-Along Sale (“Additional Shares”) in the event there is any under-subscription for the entire amount of all Holders’ Tag-Along Allotments.  The Tag-Along Notice given by each Holder shall constitute such Holder’s binding agreement to sell the Common Stock, Junior Preferred Stock and/or Senior Preferred Stock specified in such Tag-Along Notice (including any Additional Shares to the extent such Additional Shares are to be included in the Tag-Along Sale pursuant to the apportionment described above) on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of Section 5.4; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to any Holder after delivery of a Tag-Along Notice or in the event that the

Transferor reduces the number of shares which they intend to Transfer in the Tag-Along Sale, then, notwithstanding anything herein to the contrary, such Holder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Common Stock, Junior Preferred Stock and/or Senior Preferred Stock affected thereby.

(ii)           If the aggregate number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock proposed to be included by a Holder in any Tag-Along Sale (without taking into account any Additional Shares) is less than the aggregate Tag-Along Allotments of all of the Holders (such difference, the “Excess Allotment”), then the Excess Allotment shall be allocated among the Transferor and each Holder who has indicated a desire to sell Additional Shares pursuant to a Tag-Along Notice pro rata based upon the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by each of them as of the Close of Business on the day immediately prior to the Tag-Along Notice Date; provided, that if application of the foregoing provision does not result in allocation of the entire Excess Allotment, then the balance shall be allocated among the Transferor and each Holder with remaining Additional Shares pro rata based upon the number of shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, owned by each of them as of the Close of Business on the day immediately prior to the Tag-Along Notice Date and so on until the entire Excess Allotment has been allocated.  The Transfer shall notify each Holder with Additional Shares to be included in the Tag-Along Sale of the number of such Additional Shares to be so included no later than the fifth (5th) day prior to the Tag-Along Sale Date.

(iii)          If a Tag-Along Notice is not received by the Transferor from any Holder within the 14-day period specified above, the Transferor shall have the right to sell or otherwise transfer the number of shares specified in the Tag-Along Sale Notice to the proposed purchaser or transferee without any participation by such Holder, but only on terms and conditions which are no more favorable in any material respect to the Transferor than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within sixty (60) business days of the Tag-Along Sale Date.  If such Tag-Along Sale does not occur within such sixty-day period, the Common Stock, Junior Preferred Stock and/or Senior Preferred Stock that was to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the provisions of this Section 5.4.

(d)           Terms of Tag-Along Sale; Cooperation.  Any sales of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock by a Holder as a result of the “Tag-Along Rights” provided under this Section 5.4 shall be on the same terms and conditions as the proposed Tag-Along Sale by the Transferor.  It is acknowledged that each Holder participating in such Tag-Along Sale will be entitled to receive the same form of consideration for each of its shares of Common Stock, Junior Preferred Stock and/or Senior Preferred Stock, as applicable, as is received by the Transferor, unless any Transferor is given an option as to the form and amount of consideration to be received in connection with such Tag-Along Sale, in which case all Holders of Capital Stock will be given the same such option.  Each Holder participating in any Tag-Along Sale shall cooperate in good faith with the Transferor and the Company in connection with the consummation of such Tag-Along Sale, including, without limitation, by executing a document containing customary representations, warranties, indemnities and agreements as requested by the purchaser in connection with such Tag-Along Sale, which shall be in substantially the same form that is executed by the Transferor in connection with such Tag Along Sale; provided, however, that no Holder participating in such Tag-Along Sale shall be required to make any representations and warranties other than representations as to its due authorization, due execution, enforceability, lack of conflicts, title to shares of Capital Stock and investment qualifications (provided, that, for the avoidance of doubt, the foregoing shall in no way serve as a restriction on the indemnification obligations of such Holders in connection with such Tag-Along Sale); and provided, further, that, notwithstanding the foregoing, the liability for any indemnity obligations of any Holders under such document shall be several and not joint and several and, with respect to representations and warranties, shall not exceed the aggregate cash consideration received by such Holders in connection with such transaction except with respect to claims related to (a) fraud or willful breach by any such Holder and (b) a breach of any representation or warranty of a Holder relating to due authorization, due execution, enforceability, lack of conflicts, title to shares of Capital Stock and investment qualifications.

(e)           Authority to Record Transfer/Delivery of Certificates.  On the Tag-Along Sale Date, each Holder, if a participant in the applicable Tag-Along Sale, (a) authorizes the Company (or the Company’s transfer agent, if any) to record in the Company’s books and records the transfer of all of such Holder’s Capital Stock included in such Tag-Along Sale which are not represented by one or more certificates, from the Holder to the purchaser in the Tag-Along Sale and (b) shall deliver all certificates, if any, which represent Common Stock, Senior Preferred Stock and/or Junior Preferred Stock, as the case may be, owned by such Holder included in such Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the purchaser in the Tag-Along Sale, in the manner and at the address indicated in the Tag-Along Notice, in each case against delivery of the purchase price for such shares.  In addition, each Holder, if a participant in the applicable Tag-Along Sale, shall take all action as the Transferor or the purchaser in the Tag-Along Sale shall reasonably request as necessary to vest in the purchaser in the Tag-Along Sale all Common Stock, Junior Preferred Stock and/or Senior Preferred Stock owned by such Holder included in such Tag Along Sale, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.

(f)            Exempt Transfers.  The provisions of this Section 5.4 shall not apply (a) to any sale of Capital Stock in a bona fide underwritten offering of Capital Stock pursuant to an effective registration statement under the Securities Act or, if the Common Stock is listed or traded on The New York Stock Exchange, AMEX or the Nasdaq National Market, any bona fide public distribution of Capital Stock pursuant to Rule 144 thereunder, (b) any bona fide pledge by a GEI Party of Capital Stock to a commercial bank, savings and loan institution or any other similar lending institution as security for any indebtedness to such lender or any sale upon foreclosure of any such pledge, (c) any redemption by the Company of its Capital Stock; provided, that such redemption is made pro rata among all Holders of Capital Stock and (d) any sale or other exit event occurring pursuant to Section 5.1 hereof.

(g)           Termination of Tag-Along Rights.  The provisions of this Section 5.4 shall expire upon the occurrence of a Public Offering Event.

ARTICLE VI.

REGISTRATION RIGHTS

Section 6.1            Definitions.  For purposes of this Agreement:

(a)        “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated by the Commission thereunder.

(c)         “Public Offering Event” means the first date after which the Company has completed one or more public offerings of Common Stock as a result of which at least twenty percent (20%) of the outstanding Common Stock (after giving effect to such offerings) is publicly traded.

(d)        “Registrable Securities” means shares of Capital Stock.

(e)         “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated by the Commission thereunder.

Section 6.2            Demand Registration.

(a)           Any investors demanding registration pursuant to this Article VI are sometimes referred to in this Agreement as the “Demand Investors” and the registration requested by Demand Investors pursuant to this Article VI is sometimes referred to in this Agreement as a “Demand Registration”. The management of the Surviving Corporation shall have the power to appoint investment banking and legal advisors to assist the Company with the actions required of it under this Article VI, such investment banking and legal advisors to be reasonably acceptable to the Demand Investors.  The Company shall not be required to effect any Demand Registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registrations”).

(b)           Commencing on that date that is six (6) months after a Public Offering Event, subject to the terms and conditions of this Agreement, upon written notice delivered by the GEI Parties holding an aggregate number of Registrable Securities equal to more than twenty-five percent (25%) of the number of shares of Common Stock constituting Registrable Securities held by the GEI Parties on the date of such notice (a “GEI Demand”) requesting that the Company effect the registration (a “GEI Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by the GEI Parties, which GEI Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall  promptly give written notice of such GEI Demand to all Persons who may have piggyback registration rights with respect to such GEI Demand Registration and shall use its best efforts to effect the registration under the Securities Act and applicable state securities laws of:

(x)           the Registrable Securities which the Company has been so requested to register by such Persons in the GEI Demand, and

(y)           all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered.

(c)           Commencing on that date that is six (6) months after a Public Offering Event, subject to the terms and conditions of this Agreement, upon written notice delivered by Roll-Over Investors holding an aggregate number of Registrable Securities equal to more than twenty-five percent (25%) of the number of shares of Common Stock constituting Registrable Securities held by the Roll-Over Investors on the date of such notice (a “Roll-Over Investor Demand”) requesting that the Company effect the registration (a “Roll-Over Investor Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by the Roll-Over Investors, which Roll-Over Investor Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall  promptly give written notice of such Roll-Over Investor Demand to all Persons who may have piggyback registration rights with respect to such Roll-Over Investor Demand Registration and shall use its best efforts to effect the registration under the Securities Act and applicable state securities laws of:

(x)           the Registrable Securities which the Company has been so requested to register by such Persons in the Roll-Over Investor Demand, and

(y)           all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered.

Prior to such time as the Company is eligible to register securities on Form S-3 under the Securities Act, the Roll-Over Investors may make not more than two (2) Roll-Over Investor Demands.  After such time as the Company is eligible to register securities on Form S-3 under the Securities Act, the Roll-Over Investors may make not more than two (2) Roll-Over Investor Demands, provided that not more than one (1) Demand Registration may be made in any six (6) month period.

(d)           Commencing on that date that is six (6) months after a Public Offering Event, subject to the terms and conditions of this Agreement, upon written notice delivered by Mezzanine Investors holding an aggregate number of Registrable Securities equal to more than fifty percent (50%) of the number of shares of Common Stock constituting Registrable Securities held by the Mezzanine Investors on the date of such notice (a “Mezzanine Investor Demand”) requesting that the Company effect the registration (a “Mezzanine Investor Demand

Registration”) under the Securities Act of any or all of the Registrable Securities held by the Mezzanine Investors, which Mezzanine Investor Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall  promptly give written notice of such Mezzanine Investor Demand to all Persons who may have piggyback registration rights with respect to such Mezzanine Investor Demand Registration and shall use its best efforts to effect the registration under the Securities Act and applicable state securities laws of:

(x)           the Registrable Securities which the Company has been so requested to register by such Persons in the Mezzanine Investor Demand, and

(y)           all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered.

Prior to such time as the Company is eligible to register securities on Form S-3 under the Securities Act, the Mezzanine Investors may make one (1) Mezzanine Investor Demand.  After such time as the Company is eligible to register securities on Form S-3 under the Securities Act, the Mezzanine Investors may make two (2) Mezzanine Investor Demands, provided that not more than one (1) Demand Registration may be made in any six (6) month period.

(e)           Notwithstanding anything to the contrary in this Section 6.2, (x) no Holder (other than a GEI Party) may demand the registration of Junior Preferred Stock, Senior Preferred Stock or any other class of securities (other than Common Stock) pursuant to a Roll-Over Investor Demand or a Mezzanine Investor Demand unless the relevant class of securities is, prior to delivery of the Roll-Over Investor Demand or a Mezzanine Investor Demand, listed or traded on The New York Stock Exchange, AMEX or the Nasdaq National Market.

(f)            If the filing, initial effectiveness or continued use of a Registration Statement with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to be materially adverse to the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided, that the Company shall not be permitted to do so for periods exceeding, in the aggregate, 180 days during any 12-month period.  In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.  If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Demand Investors shall be entitled to withdraw their request.  The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.  The Company shall not be obligated to take any action to effect or complete any registration pursuant to this Section 6.2 following the filing of, and for 180 days immediately following the effective date of any Registration Statement or offering document pertaining to Registrable Securities of the Company (other than a registration pursuant to Form S-3), if such Registration Statement has become effective or the Company is actively employing in good faith commercially reasonable best efforts to cause such Registration Statement to become effective.

Section 6.3            Piggyback Registration.  Other than pursuant to an initial public offering of Capital Stock pursuant to an effective registration statement under the Securities Act in which only shares of Capital Stock of the Company sold for the account of the Company (and no other Holder) will be issued and sold, whenever the Company proposes to register any of its securities, including any registration or listing pursuant to Section 6.2, and the registration form to be filed may be used for the registration, listing or qualification for distribution of Registrable Securities, the Company will give prompt written notice (the “Registration Notice”) to all Holders of its intention to effect such a registration at least ten Business Days before the anticipated registration date and will include in such registration all Registrable Securities held by the Holders with respect to which the Company has received written requests for inclusion therein within ten Business Days after the date of such Registration Notice (a “Piggyback Registration”).  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.3 (and not pursuant to Section 6.2) prior to the effectiveness of such registration whether or not any Holder has elected to include any Registrable Securities in such registration.

Section 6.4            Priority on Registrations.

Notwithstanding anything to the contrary in this Agreement, if the managing underwriters of an underwritten offering of Registrable Securities informs the Company that the number of securities requested to be included in such offering, including pursuant to this Article VI, exceeds the number which can be sold without materially adversely affecting the marketability of such offering (including a material adverse effect on the per Share offering price) (a “Cutback Event”), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without causing a Cutback Event, which securities will be so included in the following order of priority: for registrations pursuant to Section 6.2, first, Registrable Securities of the Holders who have requested registration of their Registrable Securities pursuant to Section 6.2 or Section 6.3 and  second, any securities proposed to be registered by the Company or any other Person, in each case pro rata on the basis of the aggregate number of such Registrable Securities or securities, as applicable, proposed to be registered by the applicable holders thereof.

Section 6.5            Registration Procedures.

(a)           In the event that Holders request that any of their Registrable Securities be registered pursuant to this Article VI, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof and as soon as possible:

(i)            prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to Demand Counsel (as defined below) and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the prospectus and the exhibits thereto, and Demand Counsel (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by such Holders (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any prospectus or any supplement thereto;

(ii)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be required to keep such Registration Statement effective for a period of not less than 180 days, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers of such Registrable Securities set forth in such Registration Statement;

(iii)          furnish to the seller or sellers of such Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), any and all transmittal letters or other correspondence with the Commission and such other documents as such sellers and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(iv)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of such Registrable Securities and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable any such seller and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities, provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(v)           notify each seller of such Registrable Securities and Demand Counsel and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of such sellers or any underwriter(s), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)          in the case of an underwritten offering, (A) enter into such agreements (including underwriting agreements in customary form) as are customary in an underwritten offering and all of the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement and other agreements to and for the benefit of such underwriters, shall also be made for the benefit of each seller of Registrable Securities for the limited purpose of its participation in such offering, (B) take all such other actions as such Holders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and (C) use its reasonable best efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and such sellers;

(vii)         make available for inspection by such Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable efforts to cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by such Holders, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii)        use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which Common Stock is then listed or, if it is not listed, on the New York Stock Exchange or the Nasdaq Global Market, as determined by the Company;

(ix)          provide a transfer agent and registrar for all Registrable Securities not later than the effective date of such Registration Statement;

(x)           if requested, use its reasonable best efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to the sellers of Registrable Securities and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act or other applicable rule or regulation, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; and

(xi)          promptly notify the sellers of Registrable Securities and Demand Counsel and the underwriter or underwriters, of the following events, if any:

(A)  when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)  of any written request by the Commission for amendments or supplements to the Registration Statement or prospectus;

(C)  of the notification to the Company by the Commission of its initiation of any proceeding with respect to, or the issuance by the Commission of any stop order suspending the effectiveness of, the Registration Statement; and

(D)  of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b)           The Company shall furnish to Demand Counsel, sellers of Registrable Securities or any underwriter (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, copies of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the Commission, and each item of correspondence from the Commission, in each case relating to such Registration Statement, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Demand Counsel, sellers of Registrable Securities or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.  The Company will promptly notify sellers and Demand Counsel of the effectiveness of each Registration Statement or any post-effective amendment.  The Company will respond reasonably promptly to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all comments by the Commission, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to further review.

Section 6.6            Expenses.

(a)           All expenses incurred in connection with each registration pursuant to, and incident to the Company’s performance of or compliance with, this Article VI, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company and the reasonable fees and disbursements of one U.S. counsel for all of the Holders participating in the applicable registration (the “Demand Counsel”) (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities, which shall be borne by the applicable seller of Registrable Securities), shall be borne by the Company.  In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b)           The obligation of the Company to bear the expenses described in Section 6.6(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 6.7            Indemnification.

(a)           The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of their respective officers, directors, employees and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, and expenses (each, a “Loss”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application for listing on a national securities exchange, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder, furnished in writing to the Company by such Holder, expressly for use therein.

(b)           In connection with any Registration Statement that includes Registrable Securities owned by any Holder, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and shall indemnify and hold harmless the Company, its directors and officers, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application for listing on a national securities exchange or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any such application, in reliance upon and in conformity with written information prepared and furnished to the Company by a Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)           In case any proceeding (including any governmental investigation) will be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6.7(a) or (b), such Person (hereinafter called the “indemnified party”) will promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and will pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party will have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impeded parties) include both the indemnifying party and the indemnified party and the indemnified party will have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses will be reimbursed as they are incurred.  In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties.  The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 6.7(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party will not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement.  No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           The provisions of this Section 6.7 shall survive the transfer of securities and any termination of this Agreement.

(e)           If the indemnification provided for in or pursuant to this Section 6.7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that result in such Losses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            The parties agree that it would not be just and equitable if contribution pursuant to Section 6.7(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.7(e).  No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)           If indemnification is available under this Section 6.7, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 6.7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 6.7(e).

Section 6.8            Participation in Underwritten Registrations.

(a)           No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any customary underwriting arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriter(s), provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).  Notwithstanding the foregoing, no Holder will be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 6.7(b).

(b)           Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.5(a)(v), such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 6.5(a)(v).  In the event the Company gives any such notice, the applicable time period mentioned in Section 6.5(a)(ii) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.5(a)(v) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 6.5(a)(v).

Section 6.9            Rule 144.  The Company covenants that, to the extent applicable, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144.  Upon the request of any Holders, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

Section 6.10          Transfer of Registration Rights.

(a)           Subject to the restrictions on Transfers set forth in Article II, the Holders may transfer all or any portion of their then remaining registration rights under this Article VI  to any Transferee of such Person.  In connection with any such transfer, the term “Holder” as used in this Article VI shall, where appropriate to assign such rights to such Transferee, be inclusive of the Holder and such Transferee.

(b)           After any such Transfer and assignment, such Holder shall retain its rights under this Article VI with respect to all other Registrable Securities owned by such Holder.  Upon the request of such Holder, the Company shall execute a registration rights agreement with such transferee (or a proposed transferee) substantially similar to the applicable subsections of this Article VI.

Section 6.11          Holdback.  In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company’s securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect, and to cause their respective Controlled Affiliates not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other Capital Stock of the Company or any securities convertible into or exchangeable or exercisable for any Capital Stock of the Company without the prior written consent of the Company or such underwriters, as the case may be, for a customary period (which shall be the same for all Holders) to be determined after consultation among the managing underwriter or underwriters for such offering and the Company (the “Holdback Period”); provided that nothing herein will prevent any Holder from making a Transfer of Registrable Securities pursuant to Section 2.2 or Section 2.3, so long as any such Permitted Transferee or other transferee agrees to be so bound.  The Company further agrees not to effect (other than pursuant to such registration) any public sale or distribution, or to file any Registration Statement (other than such registration) covering any of its Equity Securities or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to an underwritten offering, if required by the managing underwriter, provided that notwithstanding anything to the contrary herein, the Company’s obligations under this Section 6.11 shall not apply during any 12-month period for more than an aggregate of 180 days with respect to any Short-Form Registrations.

ARTICLE VII.

NOTICES

All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

(ii)           if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other address as the Company shall have designated by notice as herein provided the Holders, Attention:  The Chairman of the Board of Directors;

(ii)           if to a Roll-Over Investor, at the address of the Roll-Over Investor as it appears on the signature page hereto or at such other address as the Roll-Over Investor shall have designated by notice as herein provided to the Company;

(iii)          if to any person other than a Roll-Over Investor, at the address of such person as set forth in the stock records of the Company or at such other address as such person shall have designated by notice as herein provided to the Company; and

(iv)          if to any GEI Party, to:

Green Equity Investors V, L.P.

11111 Santa Monica Boulevard

Suite 2000

Los Angeles, CA 90025

Attention:  Tim Flynn
Facsimile No.:  310-954-0404

with a copy to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022

Attention: Howard A. Sobel, Esq. and John Giouroukakis, Esq.
Facsimile No.:  212-751-4864

or at such other place as GEI shall have designated by notice as herein provided to the Company and the Holders.

ARTICLE VIII.

SPECIFIC PERFORMANCE

Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced.  In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

ARTICLE IX.

MISCELLANEOUS.

Section 9.1            Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Holders from time to time party hereto; provided, however, that any of the provisions of this Agreement (except as hereinafter provided) may be modified, amended or eliminated by agreement of the Company, GEI and a majority in interest (on the basis of the number of shares of Common Stock then owned) of all other Holders, which agreement shall bind each Holder whether or not such Holder has agreed thereto; provided, further, that no modification or amendment which would materially and disproportionately adversely affects the rights of any Holder under Articles II, III, IV, V or VI or Section 9.1 of this Agreement shall be effective as to such Holder if such Holder shall not have consented in writing thereto.  Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, any Holder shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired from such Holder.

Section 9.2            No Waiver.  No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, any party shall be valid and binding upon any and all Persons who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired from such party.

Section 9.3            Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting to any Holder the right to transfer any Capital Stock except in accordance with this Agreement.

Section 9.4            Severability.  If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 9.5            Headings; Interpretation.  The Article and Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.  Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

Section 9.6            Business Day.  For purposes of this Agreement, “business day” means any day other than Saturday, Sunday or a day on which banks in are authorized by law to be closed in New York, NY.  In the event any deadline for the taking of any action or delivery of any notice hereunder falls on a day which is not a business day, then such deadline shall be deemed to be extended until 5:00 p.m., New York City, time on the next business day.

Section 9.7            Further Actions.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 9.8            Spouse.  Each Roll-Over Investor and Employee Holder represents, severally and not jointly, that, if such Roll-Over Investor or Employee Holder is married and resides in a community property state, his or her spouse has signed the Acknowledgment and Agreement of Spouse relating to the Roll-Over Investor or Employee Holder attached as Exhibit C hereto.

Section 9.9            Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

Section 9.10          Jurisdiction.  The Company, the Roll-Over Investors, the Employee Holders, the Mezzanine Investors, the GEI Parties and each other Holder hereby irrevocably and unconditionally consents to the jurisdiction of any New York State court or federal court of the United States sitting in the State of New York in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Person’s or Holder’s address at the address for notices to such Person pursuant to this Agreement.

Section 9.11          Governing Law.  This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Section 9.12          (a)   Preemptive Rights.  Except for Excluded Issuances, if the Company (or any subsidiary of the Company) wishes to issue and sell (i) any shares of capital stock or any security convertible into or exchangeable for capital stock to any Person or Persons (collectively, the “Subject Purchasers”) or (ii) any debt security to the GEI Parties (each, a “New Security” and together, the “New Securities”) prior to the consummation of a Public Offering Event, then the Company shall also offer such New Securities to the GEI Parties (with respect to any offer pursuant clause (ii) above, other than to any GEI Party previously offered such New Security), the Roll-Over Investors and the Mezzanine Investors (a “Stockholder”) by sending written notice (the “New Issuance Notice”) to such Persons at least fifteen (15) days prior to the issuance and sale of the New Securities.  The New Issuance Notice shall state (a) the number of shares, notes or other securities, as applicable, of New Securities proposed to be issued and sold and the terms of such New Securities, (b) the proposed purchase price per share, note or other security, as applicable, of the New Securities that the Company is willing to accept (the “Proposed Price”) and the terms and conditions of the purchase of such New Securities, (c) the proposed date on which the New Securities will be sold (the “New Issuance Closing Date”), and (d) each Stockholder’s Proportionate Percentage.  For purposes hereof, each Stockholder’s “Proportionate Percentage” means, with respect to any Stockholder, the percentage of the New Securities allocated to such Stockholder to be determined as follows:

(i)            with respect to New Securities which are of the same class as any class of capital stock outstanding on the date of the New Issuance Notice (“Shares”), by dividing (a) the total number of Shares of the same class of capital stock as the New Securities then owned by the respective Stockholder, by (b) the total outstanding number of Shares of the same class of capital stock as such New Securities on such date; or

(ii)           with respect to New Securities which are of a new class of capital stock different from any class of capital stock outstanding on the date of the New Issuance Notice or any New Securities offered pursuant to Section 9.12(a)(ii), by dividing (a) the total number of shares of Common Stock held by the respective Stockholder on such date, by (b) the total number of shares of Common Stock outstanding on such date.

(b)           Option.  For a period of fifteen (15) days after the giving of the New Issuance Notice pursuant to Section 9.12(a), each Stockholder shall have the right to purchase any or all of its Proportionate Percentage of each or any class of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice.

(c)           Exercise of Options.  The right of each Stockholder to purchase the New Securities under Section 9.12(a) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to in Section 9.12(b), to the Company, which notice shall state the amount of each class of New Securities that such Stockholder elects to purchase.  The failure to respond within such 15-day period shall be deemed to be a waiver of such Stockholder’s rights under Section 9.12(b) with respect to such New Securities (but not future issuances).

(d)           Closing.  The closing of the purchase of New Securities subscribed for or purchased by the Stockholders under this Section 9.12 shall be held at the principal office of the Company at 11:00 a.m. local time on the New Issuance Closing Date or at such other time and place as the parties to the transaction may agree.  The Company shall make such other representations and warranties, enter into such other agreements and provide such other rights for the benefit of the participating Stockholders, in each case on terms no less favorable than any terms described in the New Securities Notice or on which the Company shall provide any of such representations and warranties, rights or agreements for the benefit of any Subject Purchaser.  Each Stockholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him, her or it and shall agree to the same terms and conditions, as agreed to by the Subject Purchasers, including, but not limited to, with respect to representations, warranties and covenants.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to consummate such transaction.

(e)           Sale to Subject Purchaser.  With respect to sales pursuant to Section 9.12(a)(i), to the extent other Stockholders do not elect to purchase all of the New Securities, the Company may sell to the Subject Purchaser the New Securities not so purchased pursuant to this Section 9.12 on terms and conditions that are not materially more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within 90 days of the earlier to occur of (a) the waiver by the respective Stockholders of their option to purchase the New Securities and (b) the expiration of the 15-day period referred to in Section 9.12(b).  If such sale is not consummated within such 90 day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of such New Securities may be made thereafter by the Company without again offering the same to the Holders in accordance with this Section 9.12.

(f)            “Excluded Issuances” means any issuance of capital stock of the Company (i) to an employee, officer, director, consultant, agent, customer or vendor of the Company or any of its subsidiaries pursuant to a stock option plan, employee benefit plan, employment agreement or other compensation arrangement approved by the Board, (ii) pursuant to a stock split, subdivision or similar transaction or dividend applicable to all of the Company common stock or preferred stock, as applicable, (iii) as payment-in-kind interest; (iv) pursuant to a public offering of securities, (v) pursuant to a reclassification, (vi) pursuant to the conversion of preferred stock, debt securities or any other convertible instruments approved by the Board, (vii) pursuant to the exercise of any option, warrant or other derivative securities outstanding on the date hereof or issued pursuant to clause (i) above, (viii) as consideration for an acquisition, merger or reorganization approved by the Board, or (ix) to any lender on terms approved by the Board in connection with any debt financing by the Company or its subsidiaries; provided that any issuance included in this clause (ix) shall not be permitted to exceed more than ten percent (10%) of the Common Stock of the Company calculated on a fully diluted basis.

(g)           The provisions of this Section 9.12 shall expire upon the occurrence of a Public Offering Event.

Section 9.13          Information Rights.  (a) The Company shall provide to each GEI Party, Select Roll-Over Investor and Mezzanine Investor, for so long as such GEI Party, Select Roll-Over Investor or Mezzanine Investor, as the case may be, owns any of the shares of Capital Stock acquired by such GEI Party, Select Roll-Over Investor or Mezzanine Investor, as the case may be, on the date of this Agreement, the following information:

(i)            as soon as available, but no later than sixty (60) days after the end of each quarterly accounting period in each fiscal year of the Company (other than any quarterly accounting period ending on the last day of a fiscal year of the Company), unaudited consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for such quarterly period (as well as unaudited consolidated statements of income of the Company and its consolidated subsidiaries for the period from the beginning of the fiscal year to the end of such quarter) and unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of such quarterly period (and such financial statements shall set forth in each case comparisons to the Company’s and its consolidated subsidiaries’ corresponding period in the preceding fiscal year, with an explanation of any material differences between them).  Such financial statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments; and

(ii)           as soon as available, but no later than one hundred and twenty (120) days after the end of each fiscal year of the Company, audited consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for such fiscal year, and audited consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of such fiscal year (and such financial statements shall set forth in each case comparisons to the Company’s and its consolidated subsidiaries’ corresponding period in the preceding fiscal year), and accompanied by the report of the Company’s independent certified public accountants.  Such financial statements shall be prepared in accordance with GAAP.

(b)           All information disclosed by the Company to any GEI Party, Select Roll-Over Investor or Mezzanine Investor pursuant to Section 9.13 shall be confidential information of the Company (other than information which is publicly available) and, unless as otherwise provided in this Agreement or consented by the Board of Directors of the Company in writing in advance, shall not be used by the recipients thereof for any purpose other than to monitor and manage their investment in the Company, and shall not be disclosed to any third party other than (i) employees, accountants and attorneys of such recipient to the extent that they are bound by similarly restrictive confidentiality obligations with respect to such information or (ii) as otherwise permitted pursuant to any other written agreement by and between the Company and the recipient of such confidential information.  The obligations of the parties hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, regulations, subpoena, civil investigative demand or other process or compulsion, provided, that: (x) prior to disclosing such confidential information, a party shall notify the Company thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed; and (y) such party shall, if requested by the Company and at the sole cost and expense of the Company, provide reasonable cooperation with the Company to protect the continued confidentiality thereof.  In addition, and subject to the foregoing provisions of this Section 9.13(b), each GEI Party will have the right, on reasonable advance notice and as often as may be reasonably desired, to meet, consult with, and advise the management of the Company on significant business issues, to examine the Company’s books and records, documents and other written information that is in the possession of the Company and to visit and inspect the properties of the Company and its subsidiaries.

Section 9.14          Certain Tax Issues.  Each Roll-Over Investor and Mezzanine Investor has reviewed with his or her own tax and legal advisors the federal, state, local and foreign tax consequences of such Roll-Over Investor’s or Mezzanine Holder’s acquisition of shares of Capital Stock and the transactions of and contemplated by this Agreement and the Merger Agreement.  Each Roll-Over Investor and Mezzanine Investor is relying solely on such advisors and not on any statements of GEI, the Company or any of their respective agents with respect to such tax consequences.   Each Roll-Over Investor and Mezzanine Investor understands that it, he or she (and not GEI or the Company) shall be responsible for their own tax liability that may arise as a result of such Roll-Over Investor’s or Mezzanine Investor’s acquisition of shares of Capital Stock or the transactions contemplated by this Agreement and the Merger Agreement.  Each Roll-Over Investor and Mezzanine Investor understands that it may be beneficial in certain circumstances to elect to be taxed as of the date of its, his or her acquisition of shares of Capital Stock rather than when certain restrictions set forth in this Agreement lapse by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with the Internal Revenue Service within 30 days from the Award Date.  EACH ROLL-OVER INVESTOR AND MEZZANINE INVESTOR ACKNOWLEDGES THAT IT IS HIS OR HER RESPONSIBILITY AND NOT GEI OR THE COMPANY’S RESPONSIBILITY TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF SUCH ROLL-OVER INVESTOR OR MEZZANINE INVESTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.  Each Roll-Over Investor and Mezzanine Investor acknowledges that nothing in this Agreement constitutes tax advice.

Section 9.15          Non-Compete and Investment Restrictions.  During the term of this Agreement none of the GEI Parties or the Roll-Over Investors shall, directly or indirectly:

(a)           engage, invest in or assist in any activity or business, or establish any new business, that sells storage or organizational products as its primary line of business (“Competitive Activities”); or

(b)           perform any action, activity or course of conduct that is substantially detrimental to the Surviving Corporation or business reputation (“Detrimental Activities”), including (A) soliciting, recruiting or hiring any employees of the Surviving Corporation or persons who have worked for the Surviving Corporation and (B) soliciting or encouraging any employee of the Surviving Corporation to leave the employment of the Surviving Corporation.

Section 9.15(a) shall be deemed not breached as a result of the ownership by a Holder or any of its affiliates of:  (i) less than an aggregate of 5% of any class of stock of a person engaged, directly or indirectly, in Competitive Activities; provided, however, that such stock is listed on a national securities exchange; (ii) less than 10% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in Competitive Activities; or (iii) a person that engages, directly or indirectly, in Competitive Activities if such Competitive Activities account for less than 10% of such person’s consolidated annual revenues.

Section 9.16          Business Opportunities.  Each of the Holders, other than the Mezzanine Investors, shall be required to present to the Company and the Surviving Corporation opportunities received by such Holder to engage or invest in any activity or business, or establish any new business, that sells storage or organizational products as its primary line of business.

Section 9.17          Treatment of SPV’s.  Each Holder that is an entity that does not hold any substantial assets other than shares of Capital Stock (each, an “SPV”) agrees that (i) certificates for shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the restrictions on transfer of shares as if such common stock or other equity interests were shares of Capital Stock, (ii) no shares of such common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity interests were shares of Capital Stock and (iii) any Transfer of such common stock or other equity interests shall be deemed to be a transfer of a pro rata number of shares of Capital Stock hereunder and subject to the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

GREEN EQUITY INVESTORS V, L.P.

By: GEI Capital V, LLC, its General Partner

By:	/s/ Timothy Flynn
Name:	Timothy Flyn
Title:	Senior Vice President

GREEN EQUITY INVESTORS SIDE V, L.P.

By: GEI Capital V, LLC, its General Partner

By:	/s/ Timothy Flynn
Name:	Timothy Flynn
Title:	Senior Vice President

TCS CO-INVEST LLC

By:	/s/ Timothy Flynn
Name:
Title:

[SELECT ROLLOVER INVESTORS]

By:	/s/ [Authorized Signatory]
Name:

[EMPLOYEE HOLDERS]

By:	/s/ [Employee Holder]
Name:

[MEZZANINE INVESTORS]

By:	/s/ [Authorized Signatory]
Name:

EXHIBIT A

SELECT ROLL-OVER INVESTORS

William Tindell III

Sharon Tindell

Melissa Reiff

EXHIBIT B

MEZZANINE INVESTORS

TCW/Crescent Mezzanine Partners IV, L.P.

TCW/Crescent Mezzanine Partners IVB, L.P.

MAC Capital, Ltd.

MAC Equity Holdings, LLC

OCM Mezzanine Fund II, L.P.

AXA Alternative Financing FCP

MD Mezzanine SA, SICAR

Aguila Ltd.

EXHIBIT C

Acknowledgment and Agreement of Spouse

The undersigned, being the spouse of                                             , hereby agrees to be bound by the provisions of this Agreement.

By:
Name: